UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K/A-1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 9, 2012 (August 17, 2011)

HDS INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53949
(Commission File No.)

10 Dorrance Street
Suite 700
Providence, RI   02903
(Address of principal executive offices and Zip Code)

(401) 400-0028
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REASON FOR AMENDMENT

The amendment to our Form 8-K filed with the SEC on August 17, 2011 is being made pursuant to a letter of comment we received from the SEC on or about December 22, 2011 wherein the SEC advised us that disclosure required by Item 2.01(f) and Item 5.01(a)(8) of Reg. S-K was not contained in our Form 8-K.

ITEM 2.01                      COMPLETION OR DISPOSITION OF ASSETS.

ITEM 5.08                      CHANGES IN CONTROL OF THE REGISTRANT.

BUSINESS
General

HDSI International, Inc. (the “Company”, “we”, or “us”) is a green technology company providing renewable energy and eco-sustainability solutions.  We have not generated any revenues to date and have a history of operating losses.

The Company was incorporated on November 3, 2008 under the laws of the State of Nevada.  On August 16, 2011, we executed an Asset Acquisition Agreement (the “Agreement”) with Hillwinds Ocean Energy, LLC (“HOEL”), to acquire a certain license (the “License”) owned and controlled by HOEL relating to certain renewable energy and eco-sustainability technologies, as well as all assets owned by HOEL relating to the License, by issuing: (a) 7,500,000 shares of Class A Preferred Stock, $0.001 par value per share; (b) 250,000,000 shares of common stock, $0.001 par value per share, and (c) a twelve month, 10% promissory note in the sum of $325,000, per the terms and conditions of the Agreement.  The assets acquired from HOEL had an historical cost of $82,538.

Upon closing of the Agreement, HOEL became the majority owner of all of our outstanding shares of common stock, the owner of all of our issued and outstanding preferred stock, and exercises effective control over the Company.

Pursuant to the Agreement, Mr. Mark Simon (“Mr. Simon”), our former president, returned for cancellation 440,820,000 shares of common stock, which were cancelled by us.  Simultaneously therewith, Mr. Simon resigned from his positions as an officer and director of the Company, and Mr. Tassos Recachinas (“Mr. Recachinas”), our controlling shareholder, was appointed as our president to our board of directors, becoming our sole officer and director.

Our technology and intellectual property portfolio consists of gas exchange technologies that can be utilized primarily for the capture and sequestration of carbon dioxide (CO2), and biomass production technologies that can be utilized for the growth of algae (or other vegetation).  We believe our technologies can be utilized to produce renewable energy while reducing emissions and pollution into the atmosphere.

Any technology and intellectual property that the Company has the rights to was acquired under our License.  Prior to the Agreement, the Company planned to engage in the business of providing wireless internet services, primarily to the hospitality industry.  The Company is no longer pursuing these plans.

License

Pursuant to the terms of the License, we have exclusive rights to develop, make, use, market and sell licensed products and to practice licensed processes within the licensed territory during the term of the License.  The licensed territory under the License consists of Back Bay, New Brunswick, Canada, and any geographical area within 50 miles from the center of Back Bay, with the boundary on the west being the border with the State of Maine in the United States.   We believe our licensed territory offers attractive geological conditions.

Technology

Our licensed technologies and intellectual property relate to gas exchange applications for the capture and sequestration of CO2, the production of biomass, and the production of renewable energy, among other bioproducts.

We believe that our carbon capture technologies can, among other things, be utilized to capture CO2 directly from flue gas streams.  Conjointly, our carbon sequestration technologies could be utilized to sequester CO2 in a natural way, biologically through photosynthetic organisms, such as algae.  We believe our biomass production technologies can be utilized for the controlled, high-rate production of algae, which in turn can be utilized for the production of renewable and sustainable energy, including biodiesel and electricity, as well as other bioproducts.

Carbon Capture and Sequestration

We believe that a significant environmental benefit of algae biomass production is the potentially meaningfully contribution to the reduction of CO2 emissions through large-scale carbon dioxide biosequestration.

CO2 capture and sequestration refers to the process of capturing and storing CO2 to mitigate pollution emissions, which is believed to be contributing to long-term climate change.  CO2 may be captured using a variety of techniques, and once captured, the CO2 can be permanently stored, or sequestered, to avoid future release into the atmosphere.

Primary pathways to carbon sequestration include existing geological, biological and chemical methods.  Geological sequestration may be accomplished by storing CO2 in geological formations, including underground reservoirs.  This method faces significant limitations and potential liabilities as storage capacity is limited and the non-trivial scenario of an accidental high pressure leak or rock penetration could be catastrophic.

Chemical sequestration is also problematic as it is expensive and the energy requirement to complete this process is enormous.  Biological sequestration methods, which include the use of forests, plankton and other photosynthetic organisms to sequester CO2, have also for the most part been inefficient to date.

Biosequestration systems, however, offer the unique potential to overcome many of the independent hurdles faced by other sequestration methodologies and have emerged as a significant commercial opportunity.

Algae Production

Algae are aquatic plants that reproduce rapidly during photosynthesis, requiring a significant input of carbon dioxide for growth, as well as light energy, water, and nutrients, and releasing oxygen in the process.  Algae production can be used to sequester carbon dioxide on a large scale, reducing pollution and generating carbon credits where applicable.

Once cultivated, algae biomass can be utilized to produce energy and other bioproducts.

Algae contain vegetable oil, with the percentage of biomass dry weight, concentration, and quality depending on species.  This oil can be extracted from algae using a variety of techniques and used as a feedstock in the production of biodiesel, gasoline, jet fuel, plastics and solvents, among other things.  We believe that any CO2 released in the production of biofuels could be captured utilizing our capture technologies, for utilization in the production of new algae.

Residual algal biomass, following any extraction of vegetable oil, consists of protein and carbohydrates that can be utilized in the production of certain bioproducts, including as a certain fish, animal and/or poultry feed ingredient, fertilizer, and material for ethanol or methanol production, among other things.

Dry algae biomass, regardless of oil content, can also be used to produce electricity, through incineration or anaerobic digestion.  Anaerobic digestion refers to the process by which organic waste is converted or digested into methane gas, which is then utilized to power turbines, thereby generating electricity.

Algae biomass could be utilized as a supplemental biodegradable waste to such a facility.  We believe that any CO2 released in the burning of methane or production of electricity could be captured utilizing our capture technologies, for utilization in the production of new algae.

Algae energy systems provide the ability to produce renewable fuels while recycling carbon in a manner that is efficient, affordable and environmentally stable, addressing and overcoming significant challenges facing the United States and other industrialized countries.

To date, most existing commercial algae biomass production systems are centered on mechanized bioreactors or pond-based systems, and in addition to being costly and, in our view, inefficient, have faced the following three primary limitations:

1.
The efficient large-scale delivery of CO2. CO2 has limited physical solubility in water.  This can be observed in carbonated beverages, where CO2 bubbles to the surface of the soft drink and escapes into the atmosphere.

Existing bioreactor and pond technologies may attempt to increase the supply of CO2 available for algae consumption by boosting CO2 pressures in water.  This is accomplished by pumping or bubbling CO2 through the nutritional media.  This method typically results in low biosequestration efficiency, as the majority of gas pumped through the water cannot be absorbed fast enough by the algae and is released into the atmosphere.

Another CO2 delivery approach is to pressurize CO2 essentially attempting to force-feed CO2 to algae in an unnatural way through increase partial pressure. This method typically results in low biosequestration efficiency, as it creates condition where algae are unable to naturally ingest and utilize much of the CO2 for its growth.

2.	The availability of light energy. Algae require a reliable source of light energy, or photons, for growth. In door bioreactors and synthetic lighting systems are capital-intensive and costly.

3.
The deleterious presence of oxygen in the algae growth cycle.  The presence of oxygen negatively affects algae growth, as oxygen is deleterious to algae growth. To stimulate optimal growth conditions, oxygen released by algae during photosynthesis must be displaced from the algae growth site. Certain existing mechanical displacement systems are capital-intensive and costly.

Many of the limitations above can be addressed by open water algae production systems, which represent the most promising solution for scalable energy feedstock production while recycling carbon in a manner that is efficient, affordable and environmentally stable.  In an open-water environment, nature can recycle water and nutrients required for algae growth through natural tidal exchange, while the sun provides light free of charge, keeping algae production costs low.

That said, competing algae production technologies have not been focused around open water production, a primary reason being the challenges associated with supplying CO2 to open-water platform algae efficiently and in a large scale.

We believe our technologies can enable industrial scale open water algae production, which we believe is a competitive advantage.

We believe our technologies can lower the cost of biomass production, boost the growth rate of biomass, and increase the efficiency of production.

We believe our technologies can be integrated with existing carbon emitters, energy producers, water treatment plants, anaerobic digestion facilities, manufacturers, and transportation companies, among others, depending on a variety of factors.

We have not established any commercial facilities to date.

We are currently in discussions with a variety of parties that have expressed interest in the implementation of our technologies on a commercial scale.

Benefits of Algae Fuels vs. Other Feedstock Sources

The need for the development of reliable, sustainable, environmentally-friendly alternatives to petroleum fuels is significant and immediate.  Global demand for petroleum has been growing at a rate that exceeds improvements in production, and as a finite natural resource, the available supply of petroleum is depleted each day.  Petroleum products are also harmful to the environment and introduce carbon dioxide (CO2 ) and other pollutants into the atmosphere when burned.

While numerous alternative energy solutions are being developed—including wind and solar, as well as other crop-based fuels (such as biofuel from corn or soybeans)—most face structural limitations and we believe none offer the scalability potential and promise for true energy independence as algae-based biofuels.

Algae is Renewable, Sustainable and Multiplies Rapidly

Algae reproduce by cellular division, can multiply rapidly and under the right conditions can double several times per day.  These rapid growth rates enable production of feedstock on a scale impossible from other feedstock sources.

Algae Oil Does Not Require Arable Land or Compete with the Food Supply

Algae production does not compete with arable land, leaving farmland and rainforests free from adverse impact.   The ethanol boom has diverted arable land and food supplies toward energy alternatives, which may have contributed to a rise in corn, soybean and consumer prices as well as unfavorable volatility in the commodity markets and food supplies globally.  As algae are not presently a major human food source, producing it for biofuels does not take away from the food supply.

Algae can be Produced Close to End User

We believe that algae can be produced near heavily populated coastal areas, as opposed to the central United States, such as is the case with certain crop-based feedstock sources.  The result is lower transportation costs for delivery to the end user.  Coupled with algae’s general scalability, we believe algae-based oils can ultimately maintain a price advantage over food-based oils presently used in biodiesel production.

Algae Absorb CO2 While Simultaneously Releasing Oxygen during Growth

Algae grow through photosynthesis by absorbing CO2 as a nutrient and producing oxygen in exchange.  Because algae absorbs CO2 rather than releases it during the production process, algae production is environmentally friendly, can meaningfully reduce carbon emissions and, where applicable, potentially generate carbon credits which may in the future serve as a source of revenue.

Algae Oil is Clean and Energy Efficient to Produce

Petroleum is a heavy pollutant that contains sulfur and other toxins.  Petroleum drilling operations themselves can also be highly noxious, as refineries produce heavy pollutants and crude spills can become environmental catastrophes.  By contrast, algae oil generates minimal greenhouse gases compared to conventional carbon fuels.  Our algae production process itself is also believed to be environmentally friendly.

Algae Oil is Compatible with Existing Refineries and Distribution System

Unlike other alternatives to petroleum, which may bypass the existing refining infrastructure, algae oil technology is believed to enable the production of fuels fully compatible with existing infrastructure.   The petroleum industry has demonstrated support for the refining of biofuels, and we believe algae oil can be used as a feedstock and petroleum substitute in the production of biodiesel, jet fuel and gasoline, among other fuels.

Algae is Flexible on Water Quality

Many species of algae thrive in seawater, water from saline aquifers or even wastewater from treatment plants.  Because certain algae do not require fresh water to thrive, they do not compete for limited supplies of fresh water.

Algae Biomass Has Other Uses

The residual biomass following oil extraction, which consists of a protein and carbohydrates, can be used as a fish, animal and poultry feed ingredient, fertilizer, material for ethanol or methanol production, cosmetics, pharmaceuticals and dyes, among other “green” products.

Dry residual biomass (with or without oil content) can also be utilized for the production of electric energy, through incineration or anaerobic digestion, or both.

We believe there can be no waste from a biomass harvest, with different components of the total harvest utilized for various purposes, including the production of specific bioproducts.

Algae Stimulates Economic Development

As developed and developing nations continue to look for ways to spur economic development, algae-based industries and innovation can provide substantial, tangible benefits to an economy, including the creation of jobs, improvement in security and reduction in dependence on imported oil, a potential increase in local tax revenues, and other benefits.

Insurance Policies

We maintain insurance policies covering our officers and directors from liability. We do not maintain any other insurance.  There can be no assurance that our insurance is sufficient, or that the policy coverage limits are adequate or sufficient in the event of an accident, negligence or an act of God.

Employees

We are a development stage company and currently have no full time employees, as defined by having any written employment agreement in place.  We are managed by our President, who is also our controlling shareholder, sole officer and sole director.  We intend to hire additional employees on an as needed basis.

Offices

Our executive offices are located at 10 Dorrance Street, Suite 700, Providence, Rhode Island 02093.  Our primary telephone number is 401-400-0028.  We lease the foregoing offices from Regus Management Group, pursuant to a virtual office lease agreement dated August 12, 2012.  Our monthly rent is $99, for which we receive access to certain workspace solutions and services.

RISK FACTORS

We face a number of significant risks associated with its current plan of operations. These include, but are not limited to, the following:

We have a history of operating losses and our auditors have indicated that there is a substantial doubt about our ability to continue as a going concern.

To date, we have not been profitable and have incurred significant losses and cash flow deficits. As a result of these net losses and cash flow deficits and other factors, our independent auditors issued an audit opinion that indicated that there is a substantial doubt about our ability to continue as a going concern.

Our business plan and proposed operations are forward looking and there is no assurance that we will achieve them.

The information contained herein is forward looking.  Our operations to date have been limited.  There is no assurance that we will achieve our proposed objectives.  As such, if you invest in us, you may lose your entire investment.

Our success is dependent on market conditions and competition.

If prices of energy on the commodities markets, including oil and biodiesel, rise, competition from other alternative fuels will likely increase.  Additionally, new companies are constantly entering the market, thus increasing the competition.  Such competition could drive up the cost of retaining qualified engineers, chemists and other key employees, as well as other operating expenses.  This could also negatively impact our or our customers’ ability to obtain additional capital from investors.  Larger foreign-owned and domestic companies, which have been engaged in the alternative energy business for substantially longer periods of time than us, may have access to greater financial and other resources.  These companies may have greater success in the recruitment and retention of qualified employees, as well as in conducting their own fuel manufacturing and marketing operations, which may give them a competitive advantage.  In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests.  If we or our customers are unable to compete effectively or adequately respond to competitive pressures, it may materially adversely affect our results of operation and financial condition.  If the price of energy in the commodities market, including those of oil and biodiesel, fall, the prices we can receive for our end product will likely fall, causing a reduction of our projected profit margin.  Moreover, if production capacity in the industry increases faster than demand for alternative fuels, sales prices could be depressed.  If prices fall far enough, we may never be able to cover the costs of production.

We have yet to construct our technology on a commercial scale, and may be unable to solve technical and engineering challenges that would prevent our technology from being economically attractive to prospective customer licensees.

The production of petroleum substitutes and protein products from algae biomass involves complex outdoor aquatic systems with inherent risks, including weather, disease, and contamination. As a result, the operations may be adversely affected from time to time by climatic conditions, such as severe storms, flooding, dry spells and changes in air and water temperature or salinity, and may also be adversely affected by pollution and disease. Any operational difficulties we experience would have an adverse effect on our revenues and profitability, and such effects could be material.  If we encounter significant engineering or other obstacles in implementing our technology at commercial scale, our financial condition, cash flows and results of operations could be adversely affected, and such effects could be material.

The presence (or absence) of government subsidies may materially affect the profit (or losses) of our operations.

We are part of a new and emerging biofuels industry that is subject to economic and other regulations, which may have an adverse effect on the entire industry and subsequently our business.  For example, the cost of biofuels has historically been higher than petroleum, and the lack of governmental subsidies for biofuels may limit the demand and marketability of the Company’s technology.  There is no assurance that the biofuels industry, or any industry that we market our products to, will have the need or the financial ability to use our products or technology.

Our revenues can be influenced by changes in the law, regulations, tax code, and international treaties, including the laws of Canada and the United States.

We are not aware of any existing or probable government regulations that would negatively impact our operations.  However, our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control.  We are unable to assess or predict at this time what effect changes in regulations or legislation could have on our activities.  Actions taken at the national and international level, including the United Nations, can negatively impact our ability to generate revenue and may substantially impact our operations.  Specifically, post-Kyoto action on climate change treaties, cap-and-trade systems, and related governmental regulatory schemes may significantly affect our ability to compete in a changing marketplace.

The patent applications may be delayed or denied.

Our success depends on our technology’s commercial viability and on the strength of our intellectual property rights.  While patent applications have been filed with respect to our underlying technology, our patent applications have not yet been approved and the technology is not presently patented.  The only intellectual property rights that exist at present, if any, are trade secret rights.  However, trade secrets are difficult to protect and others could independently develop substantially equivalent technology.  Competitors may gain access to trade secrets relating to the technology, and we may not be able to protect the rights to our trade secrets. In addition, our agreements with our employees, consultants, advisors, customers and potential partners restricting the disclosure and use of trade secrets, inventions and confidential information relating to the technology may not provide meaningful protection in the event of unauthorized use or disclosure.  Further, third parties may assert that our technologies, or the products we or our customers or partners commercialize using the technologies, infringe upon their proprietary rights.  We have yet to complete an infringement analysis and, even if such an analysis were available at the current time, it is virtually impossible for us to be certain that no infringement exists, particularly in our case where our products or processes have not yet been fully developed.  We may need to acquire additional licenses from third parties in order to avoid infringement.  Any required license may not be available to us on acceptable terms, or at all.  We could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party’s intellectual property rights as well as in enforcing our rights against others, and if we are found to infringe, the manufacture, sale and use of products could be enjoined.  Any claims against us, with or without merit, would likely be time-consuming, requiring our management team to dedicate substantial time to addressing the issues presented.  Furthermore, the parties bringing claims may have greater resources than we do.

We may not be able to successfully develop and commercialize our technologies, which would result in continued losses and may require us to curtail or cease operations.

We are currently still developing our technologies, products and processes.  We have not generated any revenues and we are unable to project when we will achieve profitability, if ever.  As is the case with any new technology, we expect the process of developing our technologies to continue.  We cannot assure that our engineering resources will be able to develop products fast enough to meet market requirements.  We can also not assure that our products will gain market acceptance and that we will be able to successfully commercialize our technologies.  The failure to successfully develop and commercialize our technologies would result in continued losses and may require us to curtail or cease operations.

Our technology is unproven on a commercial scale.

Our technologies have never been utilized on a commercial basis.  All of the tests conducted to date by us with respect to the technology have been performed through laboratory and bench scale models, and the same or similar results may not be obtainable at competitive costs on a large-scale commercial basis.  We have never utilized our technology under the conditions or in the volumes that will be required for us to be profitable and we cannot predict all of the difficulties that may arise.  Our technologies, when used, may require further research, development, regulatory approvals, environmental permits, design and testing prior to commercialization.  Accordingly, our technology may not perform successfully on a commercial basis and may never generate any revenues or be profitable.

Our capital requirements may change.

We may require substantial additional funds in order to continue our research and development programs, and to conduct full scale manufacturing and marketing of any products that may be developed.  Our capital requirements depend on numerous factors, including but not limited to, the progress of our research and development programs, the progress of production testing, the time and costs involved in obtaining regulatory approvals, the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, competing technological and market developments, changes in our existing research relationships, the ability of us to establish collaborative arrangements, the development of commercialization activities and arrangements, and the purchase of additional facilities and capital equipment.  There can be no assurance, however, that changes in our research and development plans, acquisitions or other events affecting our operations will not result in accelerated or unexpected expenditures.  Thereafter, we will need to raise substantial additional capital to fund our operations.  There can be no assurance, however, that additional financing will be available, or if available, will be available on acceptable or affordable terms.

We may not be successful with any grant applications.

Part of our business model involves allocating resources to pursue the grant money available to bolster our research efforts and development resources.  There is no assurance that we will receive any grant funding.

We may face unexpected environmental issues or difficulties in the permitting process.

Biomass production or our other solutions may require significant environmental impact analysis and operating and environmental permits, and as such, we may not be successful in obtaining the necessary permits.

As a shareholder, your ownership stake may be subject to future dilution.

We expect that we will need to raise additional capital in the future, to fund projects, expansion, working capital, acquisitions, or for other purposes.  This may result in dilution for shareholders.  We also may determine to issue new shares of our common stock or preferred stock in exchange for certain goods or services.  This may also result in dilution for shareholders.  The same is true of outstanding grants of stock options, described in this Report.  Accordingly, you should expect future dilution associated with your investment.

We do not maintain theft or casualty insurance, liability or property insurance coverage and therefore could incur losses as a result of an uninsured loss.

We do not maintain theft, casualty insurance, liability or property insurance coverage as of this date.  We cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business.  Any such uninsured or insured loss or liability could have a material adverse effect on our results of operations.

Certain private shareholders, including our directors and officers, control a substantial interest in us and thus may influence certain actions requiring a vote of our shareholders.

Our sole officer and director, Mr. Recachinas, directly and indirectly through certain affiliates, is the beneficial owner of 72% of our issued and outstanding common stock.  Pursuant to such ownership, Mr. Recachinas has the ability to influence certain actions requiring a shareholder vote, including, the election of directors.  This concentration of ownership and control could delay or prevent a change in our control or other action, even when a change in control or other action might be in the best interests of our other shareholders.

Our licensed territory is limited in scope.

Pursuant to the terms of the License, our licensed territory is confined to a specific geographical area.  If we should seek to utilize our technologies outside of our licensed territory, we may seek to expand our licensed territory, which may require us to enter in new agreements.  There is no assurance that we will be successful in expanding the scope of our territories outside of our licensed territory, which would limit our addressable market.

Our licensor is a related party, presenting a potential conflict of interest.

Our sole officer and director, Mr. Recachinas, directly and through his affiliates, exerts control over our licensor.  We have not reached any non-competition agreement with our licensor for any area outside of our licensed territory.  In the event that we enter into any new agreements in the future with our current licensor, to expand the scope of our licensed territory or otherwise, such transactions would be considered a related party transaction.  While we will seek to negotiate any such future agreements in the ordinary course of business and on commercially reasonable terms, there is no assurance that we will be successful in reaching any such agreements, that any such agreements would be made on commercially reasonable terms, or than any such agreements will not be dilutive to your interests.  In the event we do seek to enter into any future agreements with our licensor, we may be competing with other parties, which could have an adverse effect on us.

We have no existing revenue stream.

We believe that virtually all of our revenues will come from the sale or license of our products.  As a result, we will continue to incur substantial operating losses until such time as we are able to generate revenues from the sale or license of our products.  There can be no assurance that businesses and customers will adopt our technology and products, or businesses and prospective customers will agree to pay for or license our products or technologies.  In the event that we are not able to significantly increase the number of customers that purchase or license our products or technologies, or if we are unable to charge the necessary prices or license fees for our products or technologies, our financial condition and results of our operations will be materially and adversely affected.

We face other risks.

We face many other risks to those described above.  These include the possibility of war and terrorism and the effects of hurricanes, earthquakes and other natural disasters.  These risks are appreciable as our licensed territory is exposed to the Atlantic hurricane season.  We are also heavily dependent upon the talent we can attract.  While we have a talented management team, we must continue to attract and retain other key employees while retaining our current key personnel.  New ventures also pose the risk of corporate indebtedness.  While bank loans are not currently contemplated, if they are sought they can exert pressure on our profits until they are repaid.

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, which impose additional sales practice requirements on brokers/dealers, who sell our securities in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

Federal Industry Regulatory Authority (FINRA) has adopted rules that require, that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes there is a high probability that speculative low priced securities will not be suitable, for some customers. FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

Because there is a limited market for our common stock, you may not be able to resell your stock.

There is a limited public market for our shares of common stock.  As such, you may not be able to resell your shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Forward-looking Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) contains forward-looking statements that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements.  You can identify forward-looking statements by the use of the words may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, intends, potential, proposed, or continue or the negative of those terms.  These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements.  Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

We are considered a start-up corporation and recently begun generating revenues from our business operations. Our auditors have issued a going concern opinion on the financial statements for the year ended December 31, 2010.

Nine Months Ended September 30, 2011

Results of Operations

	September 30,	December 31,
	2011	2010
	$	$
Current Assets	490,547	33,034
Current Liabilities	338,369	182,132
Working Capital (Deficit)	152,178	(149,098)

Cash Flows

	Nine months ended	Nine months ended
	September 30,	September 30,
	2011	2010
	$	$
Cash Flows from (used in) Operating Activities	(113,180)	(33,625)
Cash Flows from (used in) Financing Activities	561,151	139,600
Net Increase (decrease) in Cash During Period	447,971	105,975

Operating Revenues

We have not generated any revenues since inception.

Operating Expenses and Net Loss

Operating expenses for the three months ended September 30, 2011 were $34,495 compared with $17,004 for the three months ended September 30, 2010. The increase in operating expenses was attributed to an increase in general and administrative expense of $18,892 for day-to-day operating costs offset by decrease in management fees of $2,500 as there was a change in management during the period.  For the nine months ended September 30, 2011, the Company incurred operating expenses of $99,350 compared with $64,222 for the nine months ended September 30, 2010.  The increase of $35,128 is attributed to $20,000 of consulting fees, an increase in general and administrative fees of $20,698 for increased day-to-day activity in fiscal 2011, and offset by a decrease in professional fees of $4,444 for lower legal expenses as the Company incurred more legal costs in prior year.

During the nine months ended September 30, 2011, the Company recorded a net income of $124,934 compared with a net loss of $65,713 for the nine months ended September 30, 2010.  In addition to the above, the Company incurred an increase of $13,151 of interest expense relating to debt balances, accretion expense of $1,342 for the fair value of the beneficial conversion feature on the convertible note issued in August 2011, and a gain on settlement of debt of $240,268 relating to the settlement of outstanding obligations and forgiveness of debt during the current quarter.

Liquidity and Capital Resources

As at September 30, 2011, the Company’s cash balance was $481,005 and total assets were $573,085 compared to cash balance and total assets of $33,034 as at December 31, 2010. The increase in the cash balance was attributed to proceeds received of $500,000 which are unsecured, due interest at 3% per annum, and due on demand and was offset by use of cash during the period for day-to-day activities.  The increase in total assets was attributed to the net proceeds remaining from the debt financing in addition to $9,542 of prepaid expenses and deposits, and acquisition of assets and licenses of $82,538.

As at September 30, 2011, the Company had total liabilities of $822,911 compared with total liabilities of $182,132 as at December 31, 2010. The increase in total liabilities is attributed to financing of new debt of $500,000 less discount on beneficial conversion of $15,458 for the fair value of the convertibility feature.  In addition, the Company issued a $325,000 note payable as part of the acquisition of the assets, and was offset by decreases in accounts payable and accrued liabilities of $17,198 and notes payable of $139,600 which were either settled or forgiven during the period.

As at September 30, 2011, the Company has a working capital of $152,178 compared with a working capital deficit $149,098 at December 31, 2010 and the increase in the working capital is attributed to the proceeds received from new long-term debt financing.

Cashflow from Operating Activities

During the nine months ended September 30, 2011, the Company used $113,180 of cash for operating activities compared to the use of $33,625 of cash for operating activities during the nine months ended September 30, 2010.  The increase in the use of cash for operating activities was attributed to the fact that the Company paid for outstanding and current obligations with existing cash raised from debt financing.

Cashflow from Financing Activities

During the nine months ended September 30, 2011, the Company received $561,151 of proceeds from financing activities compared to $139,600 during the nine months ended September 30, 2010. The increase in proceeds from financing activities was due to receipt of $561,151 in short-term and long-term debt financing received during the period compared with only $139,600 received during the same period in the prior year.

Quarterly Developments

None.

Subsequent Developments

Upon consummation of the Acquisition Agreement, HOEL became the owner of 250,000,000 shares of the Company’s common stock, representing approximately 72% of the Company’s issued and outstanding common stock, and additionally, HOEL became the owner of 7,500,000 shares of Class A Preferred Stock of the Company, representing 100% of the Company’s issued and outstanding preferred stock.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

We have implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Year Ended December 31, 2010

Balance Sheet

As at December 31, 2010, the Company had total assets of $33,034 compared with total assets of $11 as at December 31, 2009. The assets are comprised of cash balances in the Company’s bank account.

The Company had total liabilities of $182,132 as at December 31, 2010 compared with $13,664 as at December 31, 2009. The increase in total liabilities is attributed to the fact that the Company owed $139,600 in notes payable which are unsecured and due interest at 10% per annum, as well as an increase in accounts payable of $19,552 resulting from timing differences in the payment of operating expenditures, and an increase in amounts due to related parties of $9,316.

During the year ended December 31, 2010, the Company authorized a 30-to-1 forward stock split that increased the number of common shares, and issued 2,100,000 common shares to settle outstanding management fees.

Operating Revenues

We have not generated any revenues since inception.

Operating Expenses

During the year ended December 31, 2010, the Company incurred operating expenses totaling $139,896 compared with $18,191 for the year ended December 31, 2009. The increase in operating expenses is attributed to $40,950 increase in professional fees related to legal and accounting costs associated with SEC filings, $60,000 in consulting fees, and $21,500 in management fees. The Company also incurred interest expense of $5,198 relating to accrued interest from the issuance of notes payable that pay interest at 10% per annum.

Net Loss

During the year ended December 31, 2010, the Company incurred a net loss of $145,094 compared with a net loss of $18,191 for the year ended December 31, 2009. The increase in net loss was attributed to the fact that the Company had a full year of operations in 2010, including management fees and consulting fees as well as interest expense on the notes payable.

Liquidity and Capital Resources

As at December 31, 2010, the Company had a cash balance of $33,034 and a working capital deficit of $149,098 compared with a cash balance of $11 and a working capital deficit of $13,653 at December 31, 2009. The increase in working capital deficit is due to the fact that the Company received $139,600 of financing from notes payable which were used to fund operating costs of the Company.

During the year ended December 31, 2010, the Company authorized a 30-to-1 forward stock split that resulted in an increase in the issued and outstanding common shares from 1,495,000 common shares to 44,850,000 common shares at December 31, 2010.

Cashflow from Operating Activities

During the year ended December 31, 2010, the Company used $106,577 of cash flow for operating activities compared with $7,176 for the year ended December 31, 2009. The increase in the use of cash flows for operating activities is attributed to financing of $139,600 from notes payable of which only $33,630 of cash was remaining at December 31, 2010 and the remainder was used primarily for payment of operating costs.

Cashflow from Investing Activity

During the years ended December 31, 2010 and 2009, the Company incurred no transactions relating to investing activities.

Cashflow from Financing Activities

During the year ended December 31, 2010, the Company was provided $139,600 of cash flow from financing sources compared with proceeds of $7,187 from financing activities during the year ended December 31, 2009. The increase in the proceeds from financing activities were mainly attributed to the receipt of $139,600 in debt financing from the issuance of notes payable, which are unsecured and due interest at 10% per annum. In 2009, the Company received $7,523 from the issuance of common shares.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.” The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In June 2009, the FASB issued guidance now codified as FASB ASC Topic 105, Generally Accepted Accounting Principles, as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s consolidated financial statements, but did eliminate all references to pre-codification standards.

In May 2009, FASB issued ASC 855, Subsequent Events, which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. The adoption of ASC 855-10 did not have a material effect on the Company’s consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

DESCRIPTION OF PROPERTY

The only real or personal property we own is the exclusive license (the “License”) relating to carbon capture, carbon sequestration and industrial algae-for-biofuels technologies from (“HOEL”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this report, the total number of shares owned beneficially by our officers, directors, both individually and as a group, and the beneficial owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his/her shares and possess voting and dispositive power with respect to the shares.

Name and Address	Number of	Percentage of	Number of	Percentage of
Beneficial Owner	Common Shares	Ownership	Preferred Shares	Ownership

Tassos Recachinas	250,000,0000[1]	71.97%[3]	7,500,000[2]	100.00%
10 Dorrance Street
Suite 700
Providence, RI 02093

All officers and directors as a group	250,000,0000	71.97%	7,500,000	100.00%
(1 individual)

[1]
Of the 250,000,000 shares of common stock for which Mr. Recachinas is listed as the beneficial owner, all are registered in the name of Hillwinds Ocean Energy, LLC, which is controlled by Mr. Recachinas.

[2]	Of the 7,500,000 preferred shares, all 7,500,000 shares are Class A Preferred Stock, and all are registered in the name of Hillwinds Ocean Energy, LLC, which is controlled by Mr. Recachinas.

[3]
Each share of Class A preferred stock is convertible into shares of common stock at a rate of 20 shares of common stock for each share of Class A Preferred Stock.  Assuming the conversion of all shares of Class A Preferred Stock into shares of common stock, Mr. Recachinas’ beneficial ownership of our fully diluted common stock would be 86.85%.

Mr. Recachinas is our only organizer.

Future sales by existing stockholders

Currently, Rule 144 of the Securities Act of 1933, as amended, (the “Act”) is unavailable for the resale of our shares of common stock because we are categorized as a “shell company” as that term is defined in Reg. 405 of the Act.  A “shell company” is a corporation with no or nominal assets or its assets consist solely of cash, and no or nominal operations.  One year from the date that we file this Form 8-K, Rule 144 will then be available for the resale of our restricted securities.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors will serve until their successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until his or his successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The following table provides the names, positions and ages of our directors and officers:

Name	Age	Position
Tassos Recachinas	29	President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and sole Director

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.  We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Set forth below is a brief description of the background and business experience of each of Tassos Recachinas, our sole officer and director.  He is expected to hold their offices/positions until the next annual meeting of our stockholders.

Tassos Recachinas

Mr. Tassos D. Recachinas became our sole officer, director and controlling shareholder on August 16, 2011, in connection with the purchase Agreement with HOEL, pursuant to which we acquired a certain technology license from HOEL.  Mr. Recachinas is President, director and, through directly and through his affiliates, is the controlling person of HOEL.  Mr. Recachinas, directly and through his affiliates, is the beneficial owner of the majority of the issued and outstanding common stock of the Company, and beneficial owner of all of the issued preferred stock of the Company, making Mr. Recachinas our controlling shareholder.  Mr. Recachinas is Managing Member of Sophis Investments LLC (“Sophis”) since June 2008.  Sophis is an investment advisor that manages funds investing in special situations and value-oriented opportunities across asset classes.  From January 2007 to March 2008, Mr. Recachinas served as an Investment Analyst at Pirate Capital LLC, an activist and event-driven hedge fund manager.  From 2005 to 2006, Mr. Recachinas served as Equity Research Associate at Raymond James & Associates, where he provided institutional equity research coverage on technology and defense companies.  Mr. Recachinas received a Bachelor of Science summa cum laude Mechanical Engineering from The George Washington University, including one year of engineering and economics studies at Oxford University.  Mr. Recachinas previously served as a member of the Board of Directors and member of the Compensation and Strategic Review Committees of The Allied Defense Group, a multinational defense and security company.  Based on the foregoing, the Company determined that Mr. Recachinas was duly qualified to serve as the sole member of the Company’s board of directors.

Involvement in Certain Legal Proceedings

During the past ten years, Mr. Recachinas has not been the subjects of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or
	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

We have no independent directors.

Family Relationships

There are no family relationships between any of the officers, directors, or consultants.

Conflicts of Interest

Our officers and directors will devote time to projects that do not involve us.

Tassos Recachinas, our sole officer and director controls Hillwinds Ocean Energy, LLC and certain of its affiliates, which may compete with us outside of our licensed territory.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Audit Committee

We do not have a separately designated audit committee.  Accordingly, our board of directors is deemed our audit committee as provided for under the Sarbanes-Oxley Act of 2002.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of the code of ethics is filed as Exhibit 14.1 to our Form 10-K for the period ended December 31, 2009.

Disclosure Committee

We do not have a disclosure committee or disclosure committee charter. Our disclosure committee is effectively comprised of our sole director, Mr. Tassos Recachinas.

Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on our review of the copies of such forms we received, we believe that during the fiscal year ended December 31, 2010 and through September 30, 2011, all such filing requirements applicable to our officers and directors were complied with, except that reports were filed late by the following persons:

Name and principal	Number of	Transactions Not	Known Failures to File
position	Late Reports	Timely Reported	a Required Form
Tassos Recachinas, sole officer and
director	1	August 16, 2011	Form 3

Mr. Recachinas has advised us he will take steps to immediately bring his Section 16(a) report current.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following table sets forth the compensation paid by us for the last three fiscal years ending December 31, 2010 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Tassos Recachinas	2010	0	0	0	0	0	0	0	0
President, Treasurer	2009	0	0	0	0	0	0	0	0
Secretary	2008	0	0	0	0	0	0	0	0

Mark Simon	2010	12,000	0	10,500	0	0	0	0	22,500
President, Treasurer	2009	0	0	0	0	0	0	0	0
Secretary (resigned)	2008	0	0	0	0	0	0	0	0

Don Calabria	2010	0	0	0	0	0	0	0	0
President, Treasurer	2009	0	0	0	0	0	0	0	0
Secretary (resigned)	2008	0	0	0	0	0	0	0	0

We have not entered into any written employment agreements with any of our officers.  We may enter into employment agreements in the future.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The members of our board of directors are not compensated for their services as directors. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director’s service contracts.  The following table sets forth compensation paid to our directors from inception to our year end on December 31, 2010.  Since that time, we have not paid any compensation to any director.

Director’s Compensation Table
Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Tassos Recachinas	0	0	0	0	0	0	0
Mark Simon (resigned)	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 4, 2008 we issued 39,850,000 shares of common stock to Shares were issued to our founders as follows: (1) Don Calabria 510,000 shares; (2) Alan Collier 105,000 shares; (3) Michael Dimento 37,500 shares; (4) C2 Capital, LLC (a company controlled by Mr. Calabria and Mr. Collier); 675,000 shares; (5) and (6) Frank J. Hariton Esq., Company counsel, 22,500 shares. Such shares were issued for their par value of $0.001 per share. The aggregate consideration we received was $1,350.  All of such transactions with the Company’s founders were exempt from registration by reason of Section 4(2) of the Securities Act of 1933, as amended (the “Act”) as transactions by an issuer not involving any public offering. All of the shares issued in such transactions bear an appropriate restrictive legend.

In March 2010, our former president forgave all outstanding amounts owing him in consideration of $2,649. The amount has been recorded against the amounts due to related party with a corresponding credit to additional paid-in capital.

During the year ended December 31, 2010, we issued 2,100,000 split-adjusted common shares to settle management fees of $7,000, valued at $0.0033, the last price at which we sold shares of common stock for cash.

Other than the foregoing transaction, none of our directors or executive officers, nor any person who owned of record or was known to own beneficially more than 5% of our outstanding shares of common stock, nor any associate or affiliate of such persons or companies, have any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect us.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manor:

-           Disclosing such transactions in reports where required;
-           Disclosing in any and all filings with the SEC, where required;
-           Obtaining disinterested directors consent; and
-           Obtaining shareholder consent where required.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 2,000,000,000 shares of common stock, with a par value of $0.001 per share, and 50,000,000 shares of preferred stock, with a par value of $0.001 per share, issuable in one of more series. As of February 8, 2012, there were 347,380,000 shares of our common stock issued and outstanding and 7,500,000 shares of Class A Preferred Stock issued and outstanding.  Our shares are held by 15 shareholders of record.

Common Stock

Each share of Common Stock shall have, for all purposes one (1) vote per share. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.  The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock.  The shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of such series of shares of preferred stock. Each series of shares of preferred stock:

(a)	may have such voting powers, full or limited, or may be without voting powers;

(b)	may be subject to redemption at such time or times and at such prices as determine by the Board of Directors;

(c)
may be entitled to receive dividends (which may be cumulative or non-cumulative) at  such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

(d)	may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

(e)
may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments;

(f)	may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(g)
may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(h)
may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of preferred stock. Shares of  preferred stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of preferred stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of  preferred stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of  preferred stock.

Class A Preferred Shares.  Of the 50,000,000 authorized shares of preferred stock, the total number of shares of Class A Preferred Shares the Corporation shall have the authority to issue is Twenty Five Million (25,000,000), with a stated par value of $0.001 per share.  Of the designated 25,000,000 Class A Preferred Shares, we have issued 7,500,000 shares to Hillwinds Ocean Energy, LLC which is controlled by our sole officer and director, Mr. Recachinas.  The designations, powers, preferences, rights and restrictions granted or imposed upon the Class A Preferred Shares and holders thereof are as follows:

(a)   Liquidation Preference.

(i)
In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Class A Preferred Shares shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount equal to the stated par value less the aggregate amount of all prior distributions to its Preferred Shareholders made to holders of all classes of Preferred Shares, plus any accrued previously declared but unpaid dividends (the amount so determined being hereinafter referred to as the “liquidation Preference”). No distribution shall be made to the holders of the Common Shares upon liquidation, dissolution, or winding up until after the full amount of the Liquidation Preference has been distributed or provided to the holders of the Preferred Shares.

(ii)
If, upon such liquidation, dissolution or winding up the assets thus distributed among the Preferred Shareholders shall be insufficient to permit payment to such shareholders of the full amount of the Liquidation Preference, the entire assets of the Corporation shall be distributed ratably among the holders of all classes of Preferred Shares.

(iii)
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, when the Corporation has completed distribution of the full Liquidating Preference to the holders of the Class A Preferred Shares, the Class A Preferred Shares shall be considered to have been redeemed, and thereafter, the remaining assets of the Corporation shall be paid in equal amounts on all outstanding shares of Common Stock.

(iv)
A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall not be deemed a liquidation, dissolution or winding up within the meaning of this subsection 5.4(a).

(b)   Conversion Rights. At any time holders of the Class A Preferred Shares who endorse the share certificates and deliver them together with a written notice of their intent to convert to the corporation at its principal office, shall be entitled to convert such shares and receive twenty (20) shares of Common Stock for each share being converted. Such conversion is subject to the following adjustments, terms, and conditions:

(i)
If the number of outstanding shares of Common Stock has been decreased since the initial issuance of the Class A Preferred Shares (or series having conversion rights (by reason of any split, stock dividend, merger, consolidation or other capital change or reorganization affecting the number of outstanding shares of Common Stock), the number of shares of Common Stock to be issued on conversion to the holders or Class A Preferred Shares shall not be adjusted unless by appropriate amendment of this article. If the number of outstanding shares of Common Stock has been increased since the initial issuance of the Class A Preferred Shares (or series having conversion rights (by reason of any split, stock dividend, merger, consolidation or other capital change or reorganization affecting the number of outstanding shares of Common Stock), the number of shares of Common Stock to be issued on conversion to the holders or Class A Preferred Shares shall equitably be adjusted by appropriate amendment of this article, and other articles as applicable.

(ii)
Shares converted under this article shall not be reissued. The corporation shall at all times reserve and keep available a sufficient number of authorized but unissued common shares, and shall obtain and keep in effect any required permits to enable it to issue and deliver all common shares required to implement the conversion rights granted herein.

(iii)
No fractional shares shall be issued upon conversion, but the corporation shall pay cash for any fractional shares of Common Stock to which shareholders may be entitled at the fair value of such shares at the time of conversion. The board of directors shall determine such fair value.

(c)   Voting Rights.

(i)
Voting. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Class A Preferred Shares shall be entitled to cast that number of votes which is equivalent to the number of shares of Class A Preferred Shares owned by such holder times one hundred (100). The Company shall not, without the affirmative vote or written consent of the holders of at least a majority of the outstanding Class A Preferred Shares (i) authorize or create any additional class or series of stock ranking prior to or on a parity with the Class A Preferred Shares as to the dividends or the distribution of assets upon liquidation, or (ii) change any of the rights, privileges or preferences of the Class A Preferred Shares.

(ii)
Class Vote. Except as otherwise required by law or as described above, holders of our common stock and Class A Preferred Shares shall vote as a single class on all matters submitted to the stockholders.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a “blank check” preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Reports

We file reports with the SEC under section 13 of the Securities Act.  The reports will be filed electronically.  The reports we will be required to file are Forms 10-K, 10-Q, and 8-K.  You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Action Stock Transfer Corp., 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, UT 84121.  Its telephone number is (801) 274-1088.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock commenced trading on the over-the-counter Bulletin Board on October 7, 2009.  It currently trades under the symbol HDSI.  Following is a table of the high bid price and the low bid price for each quarter during the last two years.

2011	High Bid	Low Bid
First Quarter, Ending March 31	$0.00	$0.00
Second Quarter, Ending June 30	$0.00	$0.00
Third Quarter, Ending September 30	$0.349	$0.090
Fourth Quarter, Ending December 31	$0.168	$0.029

2010	High Bid	Low bid
First Quarter, Ending March 31	$0.00	$0.00
Second Quarter, Ending June 30	$0.00	$0.00
Third Quarter, Ending September 30	$0.00	$0.00
Fourth Quarter, Ending December 31	$0.00	$0.00

As of December 31, 2011, there were approximately 15 shareholders of record of our common stock.

Securities Authorized for Issuance under Equity Compensation Plans

We have no equity compensation plans.

Dividends

We have never paid any cash dividends and do not anticipate the payment of cash dividends in the foreseeable future.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this Form 8-K. Our financial statements for the period from inception to December 31, 2010, included in this report have been audited by M&K CPAS, PLLC, as set forth in this annual report.

On March 16, 2010, we dismissed Li & Company, PC (“Li & Company”) as our independent registered public accountants, and the board of directors approved the engagement of M&K CPAS, PLLC (“M&K”) to serve as our independent registered public accountants for fiscal year 2010. M&K was engaged on March 16, 2010.

We engaged Li & Company on October 2, 2009, and since then has issued no reports on the financial statements of the Company for any period.

During the period of Li & Company’s engagement, there have been no disagreements with Li & Company (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li & Company, would have caused them to make reference thereto in their report on financial statements for any period.

During the period of Li & Company’s engagement, there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

During the period of Li & Company’s engagement, neither we nor anyone on our behalf consulted M&K regarding either:

The application of accounting principles to specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither was a written report provided to us nor was oral advice provided that M&K concluded was an important factor considered by us in reaching a decision as to an accounting, auditing, or financial reporting issue; or any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K, respectively.

We requested Li & Company to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter furnished in response to that request is filed with the SEC on March 16, 2010 as part of our Current Report on Form 8-K and is incorporated therein by reference.

On March 16, 2010, with the prior approval of its board of directors, we engaged M&K as our independent registered public accounting firm.

We have not consulted with M&K regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements during the most recent fiscal year through present.

RECENT SALES OF UNREGISTERED SECURITIES

On August 16, 2010, we entered into an Asset Acquisition Agreement (the “Acquisition Agreement”), by and between the Company and Hillwinds Ocean Energy, LLC, a Connecticut limited liability company, (“HOEL”). Pursuant to the terms and conditions of the Acquisition  Agreement, the Company acquired all assets ( the “Assets”) related to that certain license related to the technology owned and controlled by HOEL and in exchange, HOEL received: (a) 7,500,000 newly-issued shares of Class A Preferred Stock, $0.001 par value per share, of the Company, (b) 250,000,000 newly-issued shares of the Company’s common stock, $0.001 par value per share, and (c) a twelve month, ten percent promissory note in the sum of  $325,000, per the terms and conditions of the Acquisition Agreement.   The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

During the year ended December 31, 2010, we issued 2,100,000 split-adjusted common shares to settle management fees of $7,000, valued at $0.0033, the last price at which we sold shares of common stock for cash.

On August 14, 2009, we issued 450,000 split-adjusted common shares for proceeds of $1,500.

On December 31, 2008, we issued 675,000 common shares, par value $0.001 per share, for proceeds of $23, which was received in fiscal 2009. The difference between the fair value at the date of issuance of $0.10 per share and the proceeds received, $1,227, is recorded in additional paid in capital.

During January to March 2009, 60,000 shares of the Company’s common stock were issued to 12 investors for $6,000 or $0.10 per share. These shares were issued in a private offering pursuant to Regulation D under the Act, and each of the investors therein represented in writing that such investor was an accredited investor as that term is defined in Regulation D and that he was acquiring the shares for his own account and for investment. A copy of such subscription agreement is filed as Exhibit 4.1 to the registration statement of which this prospectus is a part. No underwriter or placement agent participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records. The offering was, accordingly, exempt by reason of Section 4(6) of the Act.

On November 4, 2008 we issued 39,850,000 shares of common stock to Shares were issued to our founders as follows: (1) Don Calabria 510,000 shares; (2) Alan Collier 105,000 shares; (3) Michael Dimento 37,500 shares; (4) C2 Capital, LLC (a company controlled by Mr. Calabria and Mr. Collier); 675,000 shares; (5) and (6) Frank J. Hariton Esq., Company counsel, 22,500 shares. Such shares were issued for their par value of $0.001 per share. The aggregate consideration we received was $1,350.  All of such transactions with the Company’s founders were exempt from registration by reason of Section 4(2) of the Securities Act of 1933, as amended (the “Act”) as transactions by an issuer not involving any public offering. All of the shares issued in such transactions bear an appropriate restrictive legend.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(a)        FINANCIAL STATEMENTS

Financial Statements are incorporated by reference from the following:

*           Our Form 10-K for the period ended December 31, 2010 filed on March 29, 2011.
*           Our Form 10-Q for the period ended March 31, 2011 filed on May 13, 2011.
*           Our Form 10-Q for the period ended June 30, 2011 filed on August 12, 2011.
*           Our Form 10-Q for the period ended September 30, 2011 filed on November 21, 2011.

(b)        EXHIBITS

		Incorporated by reference			Filed
Exhibit	Document Description	Form	Date	Number	herewith

3.1	Articles of Incorporation.	S-1	3/24/09	3.1
3.2	Bylaws.	S-1	3/24/09	3.2
3.3	Amended and Restated Articles of Incorporation.	8-K	6/14/11	3.1a
3.4	Amended and Restated Articles of Incorporation.	8-K	8/17/11	3.1
10.1	Management Agreement between the Company and Mr. Mark Simon dated March 23, 2010.	10-K	4/07/10	10.1
10.2	Promissory Note issued to Newton Management Ltd. dated September 28, 2010.	8-K	10/08/10	10.1
10.3	Amended Management Agreement between the Company and Mr. Mark Simon dated October 1, 2010.	8-K	11/10/10	10.1
10.4	Investors Relations Services Agreement with Blue Chip IR dated October 1, 2010.	10-Q	11/15/10	10.3
10.5	Share Exchange Agreement with AmeriSure Pharmaceuticals LLC dated May 13, 2011.	8-K	5/16/11	10.1
10.6	Promissory Note to Amerisure Pharmaceuticals, LLC dated June 20, 2011.	8-K	6/29/11	10.1
10.7	Promissory Note to Serik Enterprises, Inc.	8-K	8/12/11	10.1
10.8	Settlement Agreement with Vail International Ltd.	8-K	8/12/11	10.2
10.9	Settlement Agreement with Newton Management Ltd.	8-K	8/12/11	10.3
10.10	Settlement Agreement with Mark Simon.	8-K	8/12/11	10.4
10.11	Settlement Agreement with Carrillo Huettel, LLC.	8-K	8/12/11	10.5
10.12	Asset Acquisition Agreement.	8-K	8/17/11	10.1
10.13	Promissory Note with Hillwinds Ocean Energy, LLC.	8-K	8/17/11	10.2
10.14	Settlement Agreement and General Mutual Release with Serik Enterprises, Inc.	10-Q	11/21/11	10.14
10.15	Draw Down Convertible Promissory Note.	10-Q	11/21/11	10.15
14.1	Code of Ethics.	10-K	3/29/11	14.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9th day of February 2012.

HDS INTERNATIONAL CORP.

BY:	TASSOS RECACHINAS
Tassos Recachinas
President

EXHIBIT INDEX

		Incorporated by reference			Filed
Exhibit	Document Description	Form	Date	Number	herewith

3.1	Articles of Incorporation.	S-1	3/24/09	3.1
3.2	Bylaws.	S-1	3/24/09	3.2
3.3	Amended and Restated Articles of Incorporation.	8-K	6/14/11	3.1a
3.4	Amended and Restated Articles of Incorporation.	8-K	8/17/11	3.1
10.1	Management Agreement between the Company and Mr. Mark Simon dated March 23, 2010.	10-K	4/07/10	10.1
10.2	Promissory Note issued to Newton Management Ltd. dated September 28, 2010.	8-K	10/08/10	10.1
10.3	Amended Management Agreement between the Company and Mr. Mark Simon dated October 1, 2010.	8-K	11/10/10	10.1
10.4	Investors Relations Services Agreement with Blue Chip IR dated October 1, 2010.	10-Q	11/15/10	10.3
10.5	Share Exchange Agreement with AmeriSure Pharmaceuticals LLC dated May 13, 2011.	8-K	5/16/11	10.1
10.6	Promissory Note to Amerisure Pharmaceuticals, LLC dated June 20, 2011.	8-K	6/29/11	10.1
10.7	Promissory Note to Serik Enterprises, Inc.	8-K	8/12/11	10.1
10.8	Settlement Agreement with Vail International Ltd.	8-K	8/12/11	10.2
10.9	Settlement Agreement with Newton Management Ltd.	8-K	8/12/11	10.3
10.10	Settlement Agreement with Mark Simon.	8-K	8/12/11	10.4
10.11	Settlement Agreement with Carrillo Huettel, LLC.	8-K	8/12/11	10.5
10.12	Asset Acquisition Agreement.	8-K	8/17/11	10.1
10.13	Promissory Note with Hillwinds Ocean Energy, LLC.	8-K	8/17/11	10.2
10.14	Settlement Agreement and General Mutual Release with Serik Enterprises, Inc.	10-Q	11/21/11	10.14
10.15	Draw Down Convertible Promissory Note.	10-Q	11/21/11	10.15
14.1	Code of Ethics.	10-K	3/29/11	14.1